As filed with the Securities and Exchange Commission on April 17, 2002
                                                 Registration No. 333-69820
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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                             AMENDMENT NO. 3 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                         PLAYBOY ENTERPRISES, INC.
           (Exact Name of Registrant as Specified in its Charter)


               DELAWARE                                      36-4249478
     (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                    Identification Number)


                         680 NORTH LAKE SHORE DRIVE
                          CHICAGO, ILLINOIS 60611
                               (312) 751-8000
       (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)

                            Howard Shapiro, Esq.
             Executive Vice President, Law and Administration,
                       General Counsel and Secretary
                         Playboy Enterprises, Inc.
                         680 North Lake Shore Drive
                          Chicago, Illinois 60611
                               (312) 751-8000
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)


                                 Copies to:

                          Rodd M. Schreiber, Esq.
              Skadden, Arps, Slate, Meagher & Flom (Illinois)
                     333 West Wacker Drive, Suite 2100
                          Chicago, Illinois 60606
                               (312) 407-0700



         Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                           EXPLANATORY STATEMENT

         This Amendment No. 3 to a Registration Statement on Form S-3 filed by Playboy Enterprises, Inc. (File No. 333-69820) is being filed solely to file a revised legal opinion regarding the validity of the securities to be issued hereunder, and includes the Registration Statement facing page, this page, the Part II information, the signature page, an exhibit index, and the legal opinion.

                                  PART II:
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16:  Exhibits

         5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).

         23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on April 17, 2002.

                                          PLAYBOY ENTERPRISES, INC.


                                          By: /s/ Linda Havard
                                              ---------------------------
                                                  Linda G. Havard
                                                  Executive Vice President,
                                                  Finance and Operations,
                                                  and Chief Financial Officer
                                                  (Authorized Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Christie Hefner                                           April 17, 2002
-----------------------------
Christie Hefner
Chairman of the Board,
Chief Executive Officer and Director
(Principal Executive Officer)


            *                                                 April 17, 2002
-----------------------------
Richard S. Rosenzweig
Executive Vice President and Director


           *                                                  April 17, 2002
----------------------------
Dennis S. Bookshester
Director


           *                                                  April 17, 2002
-----------------------------
David I. Chemerow
Director


          *                                                   April 17, 2002
------------------------------
Donald G. Drapkin
Director


          *                                                   April 17, 2002
------------------------------
Sol Rosenthal
Director


          *                                                   April 17, 2002
------------------------------
Sir Brian Wolfson
Director


/s/ Linda Havard                                              April 17, 2002
-------------------------------
Linda G. Havard
Executive Vice President,
Finance and Operations,
and Chief Financial Officer
(Principal Financial and
Accounting Officer)

----------------------


            /s/ Linda Havard                                  April 17, 2002
   *  By:   ---------------------------------
            Linda G. Havard, Attorney in Fact